TERM NOTE


$1,000,000.00                                           As of September 30, 2002


     FOR VALUE RECEIVED, the undersigned, BALTEK CORPORATION, a Delaware corporation, and CRUSTACEA CORPORATION, a Delaware corporation (each of Baltek Corporation and Crustacea Corporation a "Borrower" and collectively the "Borrowers"), hereby jointly and severally unconditionally promise to pay on or before September 29, 2007 (the "Term Loan Maturity Date"), to the order of FLEET NATIONAL BANK, a national banking association, as successor-by-merger to Summit Bank (the "Bank"), at the office of the Bank located at 208 Harristown Road, Glen Rock, New Jersey, or at such other location as the Bank shall designate, in lawful money of the United States of America and in immediately available funds, the principal amount of $1,000,000.00 pursuant to the terms, conditions, and provisions of this Term Note and that certain Revolving Loan and Security Agreement dated December 21, 1999, as amended by a First Amendment to Revolving Loan and Security Agreement dated as of September 30, 2000, a Second Amendment to Revolving Loan and Security Agreement dated as of December 31, 2000, a Third Amendment to Revolving Loan and Security Agreement and Modification to Equipment Line of Credit Note dated as of September 28, 2001, a Fourth Amendment to Revolving Loan and Security Agreement dated as of July 31, 2002, but effective as of June 30, 2002, and a Fifth Amendment to Revolving Loan and Security Agreement and the Other Loan Documents dated as of September 30, 2002, all by and among the Borrowers and the Bank, as such Loan and Security Agreement may be further amended from time to time (collectively, the "Agreement"). Defined terms used but not expressly defined herein shall have the same meanings when used herein as set forth in the Agreement.

     The Borrowers jointly and severally further agree to pay interest in like money at such office on the unpaid principal amount hereof from time to time at the interest rate(s) provided for in Sections 2A.2 and 2A.3 of the Agreement. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

     Installments of accrued interest only shall be due and payable hereon monthly, with the first such installment being due and payable on November 1, 2002, and the remainder of such monthly installments of interest being due and payable on the first day of each and every month thereafter until this Term Note shall have been paid in full.

     The Borrowers shall repay to the Bank the outstanding principal balance of this Term Note in sixty (60) equal consecutive monthly installments, each in the amount of $16,666.66, with the first such principal installment commencing on November 1, 2002, and each succeeding monthly principal installment due on the first day of each and every month thereafter up through and including the Term Loan Maturity Date. Notwithstanding any term, condition, or provision of this Term Note or the Agreement to the contrary, on the Term Loan Maturity Date the Borrowers shall repay to the Bank any and all amounts then outstanding in connection with this Term Note, including, without limitation, any and all principal, interest, fees, costs, and other expenses, if any, due and owing to the Bank.

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

     In the event that any payment due under this Term Note shall not be received by Bank within ten (10) days of the due date, the Borrowers shall, to the extent permitted by law, pay Bank a late charge of five percent (5%) of the overdue payment (but in no event more than $2,500.00) as compensation to Bank. Any such late charge shall be in addition to all other rights and remedies to which Bank may be entitled and shall be immediately due and payable. Borrowers acknowledge that (i) such late charge is a material inducement to Bank to make the Term Loan available to the Borrowers, (ii) Bank would not have made the Term Loan available to the Borrowers in the absence of the agreement of the Borrowers to pay such late charge, and (iii) such late charge in not a penalty and represents a reasonable estimate of the cost to Bank in allocating its resources (both personnel and financial) to the additional review, monitoring, administration and collection of the Term Loan.

     All payments received hereunder may be applied first to the payment of any expenses or charges payable hereunder and accrued interest, and the balance only applied to principal.

     Subject to the provisions of Section 2.7 of the Agreement, this Term Note may be prepaid, in whole or in part, at one time or from time to time, without prepayment premium or fee.

     This Term Note is the "Term Note" referred to in the Fifth Amendment to Revolving Loan and Security Agreement and the Other Loan Documents dated as of September 30, 2002, and is secured by the Collateral described in the Agreement and the Guaranty Agreement.

     The Bank may declare this Term Note to be immediately due and payable if an Event of Default shall have occurred under the Agreement or any of the other Loan Documents (including any grace periods provided herein or therein).

     To the extent permitted by law, whenever there is any Event of Default under this Term Note, the rate of interest on the unpaid principal balance shall, at the option of the Bank, be 5% in excess of the rate of interest provided herein. Borrowers acknowledge that: (i) such additional rate is a material inducement to Bank to make the Term Loan available to the Borrowers;
(ii) Bank would not have made the Term Loan available to the Borrowers in absence of the agreement of the Borrowers to pay such additional rate; (iii) such additional rate represents compensation for increased risk to Bank that the Term Loan will not be repaid; and (iv) such rate is not a penalty and represents a reasonable estimate of (a) the cost to Bank in allocating its resources (both personnel and financial) to the on-going review, monitoring, administration and collection of the Term Loan and (b) compensation to Bank for losses that are difficult to ascertain.

     This Term Note may not be changed orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

     Should the indebtedness represented by this Term Note or any part hereof be collected at law or in equity, or in bankruptcy, receivership, or any other court proceeding, or should this Term Note be placed in the hands of attorneys for collection upon default, the Borrowers agree to pay, in addition to the principal and interest due and payable hereon, all reasonable costs of collecting or attempting to collect this Term Note, including reasonable attorneys' fees and expenses and further including, without limitation, all post judgment collection costs and expenses.

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

     This Term Note shall be and remain in full force and effect and in no way impaired until the actual payment thereof to the Bank, its successors or assigns.

     Anything herein to the contrary notwithstanding, the obligations of the Borrowers under this Term Note shall be subject to the limitation that payments of interest shall not be required to the extent that receipt of any such payment by the Bank would be contrary to provisions of law applicable to the Bank limiting the maximum rate of interest which may be charged or collected by the Bank.

     Each of the Borrowers and all endorsers and guarantors of this Term Note hereby waive presentment, demand of payment, protest and notice of dishonor of this Term Note.

     This Term Note is binding upon the Borrowers and their respective successors and assigns and shall inure to the benefit of the Bank and its successors and assigns.

     This Term Note and the rights and obligation of the parties hereto shall be subject to and governed by the laws of the State of New Jersey.

     IN WITNESS WHEREOF, the undersigned have caused this Term Note to be duly executed by their respective authorized officers, all as of the day and year above written.

ATTEST:                                          BALTEK CORPORATION

/s/ Margot W. Kohn                               By: /s/ Jacques Kohn
-------------------------                        -------------------------------
Margot W. Kohn, Secretary                        Jacques Kohn, President


ATTEST:                                          CRUSTACEA CORPORATION

/s/ Margot W. Kohn                               By: /s/ Jacques Kohn
-------------------------                        -------------------------------
Margot W. Kohn, Secretary                        Jacques Kohn, President

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